Exhibit 4

This document is a free translation only. Due to the complexities of language translation, translations are not always precise. The original document was prepared in Portuguese and in case of any divergence, discrepancy or difference between this version and the Portuguese version, the Portuguese version shall prevail. The Portuguese version is the only valid and complete version and shall prevail for any and all purposes. There is no assurance as to the accuracy, reliability or completeness of the translation. Any person reading this translation and relying on it should do so at his or her own risk.

3RD AMENDMENT TO THE SHAREHOLDERS AGREEMENT

OF TELEMAR PARTICIPAÇÕES S.A.

BETWEEN

AG TELECOM PARTICIPAÇÕES S.A.

LF TEL S.A.

FUNDAÇÃO ATLÂNTICO DE SEGURIDADE SOCIAL

AND, AS INTERVENING PARTY,

TELEMAR PARTICIPAÇÕES S.A.

EXECUTED ON SEPTEMBER 8, 2014.

3RD AMENDMENT TO THE SHAREHOLDERS AGREEMENT

OF TELEMAR PARTICIPAÇÕES S.A., EXECUTED ON APRIL 25. 2008 AND
AMENDED ON JANUARY 25, 2011 AND ON FEBRUARY 19, 2014.

By this instrument:

1.              AG TELECOM PARTICIPAÇÕES S.A., a share corporation with head offices in the city of Rio de Janeiro, State of Rio de Janeiro, at Praia de Botafogo no. 300, suite 401-part, enrolled as taxpayer at CNPJ/MF under no. 03.260.334/0001-92, herein represented in accordance with its By-Laws, hereinafter referred to as “AG TELECOM” ;

2.              LF TEL S.A., a share corporation with head offices in the city of Sao Paulo, State of Sao Paulo, at Rua Angelina Maffei Vita no. 200, 9th floor, enrolled as taxpayer at CNPJ/MF under no. 02.390.206/0001-09, herein represented in accordance with its By-Laws, hereinafter referred to as “LF TEL”; and

3.              FUNDAÇÃO ATLÂNTICO DE SEGURIDADE SOCIAL, a legal entity of private law, with head offices at Rua Lauro Muller 116, 29th floor, (part), City and State of Rio de Janeiro, enrolled as taxpayer at CNPJ/MF under No. 07.110.214/0001-60, herein represented in accordance with its By-Laws, hereinafter referred to “FATL”, with AG TELECOM, LF TEL and FATL hereinafter referred to jointly and indistinguishably as the “Shareholders”;

And, as “First Intervening Party”,

4.              TELEMAR PARTICIPAÇÕES S.A., a share corporation with head offices at Praia de Botafogo No. 300, 11th floor, suite 1101 (part), Botafogo, City and State of Rio de Janeiro, enrolled as taxpayer at CNPJ/MF under No. 02.107.946/0001-87, herein represented in accordance with its By-Laws, hereinafter referred to as “Telemar Participações” or the “Company”;

WHEREAS:

I.                                        On February 19, 2014, the Shareholders executed the 2nd Amendment to the AG/LF/FATL Shareholders Agreement, for the purpose of including special provisions relating to the ongoing Transaction for the combination of the activities of Oi and Portugal Telecom SGPS;

II.                                   On September 3, 2014, prior meetings were held of the shareholders parties to the AG/LF/FATL Shareholders Agreement and to the General Shareholders Agreement, approving changes to certain stages of the Transaction;

III.                              In light of the aforementioned modifications, the Shareholders, wish to amend the AG/LF/FATL Shareholders Agreement so as to modify Clause XVII which contains special provisions related to the Transaction resulting in the combination of the activities of Oi and Portugal Telecom SGPS;

IV.                               Further, on the date hereof, the parties will execute amendments to the General Shareholders Agreement, the PASA Shareholders Agreement and the EDSP75 Shareholders Agreement, containing provisions similar to those herein established.

THE PARTIES have agreed to enter into this 3rd Amendment to the Shareholders Agreement of Telemar Participações S.A. dated April 25, 2008 and amended on January 25, 2011 and on February 14, 2014, (“the 3rd Amendment”), which shall be governed by the following terms and conditions:

CLAUSE ONE — AMENDMENT OF CLAUSE XVII

1.1.         The Parties resolve to amend Clause XVII of the AG/LF/FATL Shareholders Agreement, establishing special provisions related to the Transaction, so as to change the cut-off date established therein and include reference to changes to certain stages of the Transaction, as approved in prior meetings held on September 3, 2014, as a result of which Clause XVII shall now read as follows:

“CLAUSE XVII

SPECIAL PROVISIONS RELATED TO THE TRANSACTION FOR THE COMBINATION OF THE ACTIVITIES OF OI AND OF PORTUGAL TELECOM SGPS

17.1 The Shareholders undertake the firm, irrevocable and irreversible commitment of exercising their respective voting rights in the Company, as well as having their representatives on the Board of Directors of the Company and of the Relevant Subsidiaries, that will be considered a Relevant Controlled Company for all purposes of this General Shareholders Agreement, irrespective of the ownership percentage that the Company has in the capital stock of Oi, exercise their respective voting rights, so as to approve the Transaction that will unify the activities and businesses carried out by Oi and by Portugal Telecom SGPS, particularly in Brazil, Portugal and Africa, under the terms of the Prior Meeting and the Prior General Meeting held on February 19, 2014, with the amendments approved by the Prior Meeting and Prior General Meeting held on September 3, 2014.

17.1.1 Until the consummation of the Merger of Oi Shares by CorpCo, and irrespective of the shareholding percentage that each Shareholder has in the Company throughout the steps of the Transaction, for purposes of the exercise of the voting rights provided in the AG/LF/FATL Shareholders Agreement and in the General Shareholders Agreement, each one of the Shareholders shall be ascribed the number of votes it held on February 19,

2014, i.e. the date of execution of the 2nd Amendment, observing the special quorums provided in the General Shareholders Agreement in accordance with the shareholding percentage held by each one of the Shareholders on that date.

17.2 In the event judicial, administrative or arbitration decisions are rendered, even if provisional, which prevent the implementation of any of the steps of the Transaction, or in any other manner affect or restrict the effects thereof, the Shareholders undertake the firm, irrevocable and irreversible commitment of exercising their respective voting rights so as to have the Company and/or the Relevant Subsidiaries adopt all measures necessary for implementing the Transaction, collaborating in an active, efficient and timely manner so that the Company, and/or Relevant Subsidiaries eliminate, as soon as possible, the effects of said judicial, administrative or arbitration measure(s).

17.3 The Shareholders also undertake the firm, irrevocable and irreversible commitment of exercising their respective voting rights in the Company, as well as having their representatives in the Board of Directors of the Company and of the Relevant Subsidiaries exercise their respective voting rights, so as to maintain the ordinary course of business of the Company and of the Relevant Subsidiaries, refraining from taking any measure or performing any act that could impair or otherwise adversely affect the consummation of the Transaction.

17.4 The Shareholders acknowledge and agree that all steps of the Restructuring of Telemar Participações as described in the Recital IX of the 2nd Amendment to Telemar Participações S.A. Shareholders Agreement, and the Merger of Oi Shares by CorpCo are tied to each other and must be implemented simultaneously. Accordingly, the Shareholders agree that the implementation and efficiency of each one of the steps of the Restructuring of Telemar Participações and the Merger of Oi Shares by CorpCo are conditioned upon the actual approval and implementation of one another.

17.5 Should the Capital Increase of Oi be effected and any of the subsequent steps of the Transaction, i.e., the Restructuring of Telemar Participações and the Merger of Oi Shares by CorpCo, not be concluded by March 31, 2015 (the “Cut-off Date”), the Shareholders shall use their best efforts to implement the restructuring of Telemar Participações and of Oi to achieve the same objectives of the Transaction, although they will be released from the obligation of implementing the Restructuring of Telemar Participações and the Merger of Oi Shares by CorpCo, as approved in the Prior General Meeting held on February 19, 2014, with the amendments approved by the Prior AG/LF/FASS Meeting and in the Prior General Meeting held on September 3, 2014.

17.6 The Shareholders and the Company declare they are aware of the contents of the Temporary Voting Agreement of the Shareholders of Oi S.A. and of Telemar Participações S.A. (to be referred to as “ CorpCo”) between Caravelas Fundo de Investimento em Ações, Portugal Telecom SGPS S.A., Bratel Brasil S.A., Telemar Participações S.A., Andrade Gutierrez S.A. and Jereissati Telecom S.A., executed on February 19, 2014 and amended on September 3, 2014, such document being filed at the head offices of Oi and recorded in the respective share ownership registries.”

CLAUSE TWO — GENERAL PROVISIONS

2.1 Capitalized terms not expressly defined in this 3rd Amendment shall have the meaning attributed to them in the AG/LF/FATL Shareholders Agreement and in the 1st and 2nd Amendments.

2.2 All other terms and conditions of the AG/LF/FATL Shareholders Agreement remain in force and are hereby ratified by the Shareholders.

2.3 This 3rd Amendment shall be irrevocable and irreversible for the undersigned parties and their respective successors under any title.

IN WITNESS WHEREOF, the Parties have executed this instrument in 4 (four) counterparts of equal form and content in the presence of the 2 (two) undersigned witness.

Rio de Janeiro, September 8, 2014.

AG TELECOM PARTICIPAÇÕES S.A.

Name:	Name:
Title:	Title:

Signature page of the 3rd Amendment to the Shareholders Agreement of Telemar Participações S.A., executed between AG Telecom Participações S.A., LF Tel S.A., Fundação Atlântico de Seguridade Social and Telemar Participações S.A. on September 8, 2014.

LF TEL S.A.

Name:	Name:
Title:	Title:

FUNDAÇÃO ATLÂNTICO DE SEGURIDADE SOCIAL

Name:	Name:
Title:	Title:

TELEMAR PARTICIPAÇÕES S.A.

Name:	Name:
Title:	Title:

Witnesses:

1.	2.
Name:	Name:
CPF/MF:	CPF/MF:
RG:	RG: